Exhibit 99.1
WVT Announces Filing of 2005 1st Quarter 10-Q
(Warwick, New York, October 21, 2005—Nasdaq: WWVYE; the Company) Warwick Valley Telephone Company today filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “First Quarter 10-Q”). As previously reported, the Company is required to file both the First Quarter 10-Q and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “Second Quarter 10-Q”) by October 31, 2005. Should the Company be unable to file these reports by that date, its Common Shares may be delisted from The Nasdaq National Market.
The Company currently anticipates that it will remain on its established schedule and be able to file its Second Quarter 10-Q by October 28, 2005.
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. Please refer to the Company’s Report on Form 10-K for the year ended December 31, 2004 and the Company’s past and future filings and reports filed with the Securities and Exchange Commission for a description of the business environment in which the Company operates and the important factors that may affect its business. The Company is not under any obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements, whether as the result of new information, future events or otherwise.